Exhibit 99.1

LINEAGE CELL THERAPEUTICS REPORTS SECOND QUARTER 2020

FINANCIAL RESULTS AND PROVIDES UPDATE on ALL clinical programs

●	Announced First Known Reported Finding of Retinal Tissue Restoration Following OpRegen RPE Cell Transplant

●	Exercised Option with Cancer Research UK for VAC Immuno-Oncology Cell Therapy Program and Initiated Process to Expand VAC Platform to Develop Coronavirus Vaccine

●	Provided Positive Update with OPC1 Program: Manufacturing Improvements Implemented in Production Process; Patent Position Strengthened to Protect the Processes, Product, and Methods of Use

CARLSBAD, CA – August 6, 2020 - Lineage Cell Therapeutics, Inc. (NYSE American and TASE: LCTX), a clinical-stage biotechnology company developing novel cell therapies for unmet medical needs, today reported financial and operating results for the second quarter ended June 30, 2020. Lineage management will host a conference call today at 5:30 p.m. Eastern Time/2:30 p.m. Pacific Time to discuss its second quarter 2020 financial and operating results and to provide a business update.

“Lineage has continued to make significant progress across our entire cell therapy pipeline, with positive milestones on each of our three programs announced this quarter,” stated Brian M. Culley, Lineage CEO. “Most importantly, after moving into a cohort of patients with less advanced disease, we reported the first known finding of retinal tissue restoration, which we believe could become a landmark discovery in the treatment of dry AMD. Specifically, Lineage reported evidence of substantial anatomical restoration of retinal tissue within an area of geographic atrophy, or GA. The area of GA was approximately 25% smaller when assessed at 9 months, compared to the patient’s pre-treatment baseline. These findings were initially discovered by an independent external advisor using multiple imaging technologies and were subsequently confirmed by the reading center and additional experts in the field of retinal imaging. In light of the significance of this finding, our objective is to treat and monitor the final three patients in Cohort 4 of our dry AMD study and seek to demonstrate additional evidence of this exciting finding. These data also will direct our clinical, regulatory, and ongoing partnership discussions.

We also recently exercised an option with Cancer Research UK, which allowed us to assume responsibility for advancing our dendritic cell vaccine program, strengthening our pipeline and moving Lineage more prominently into the field of cancer immunotherapy. The VAC platform will permit us to expand not only our oncology pipeline, but also enter infectious diseases, with steps being taken to identify external funding to develop a SARS-CoV-2 vaccine, based on VAC platform data showing strong induction of cellular immunity via T cells.

Lastly, we have made significant progress developing and implementing manufacturing improvements for our OPC1 program to treat spinal cord injuries. We now are working to develop a “thaw-and-inject” formulation and are evaluating a superior delivery system to enable an easier and faster surgical procedure and facilitate enrollment in a late-stage clinical study.

Our aim is to provide safe and sustained benefits of targeted cell-based therapies, alongside commercially relevant solutions with competitive advantages in areas of scale-up, production costs, and delivery techniques. We believe our holistic approach to designing new therapeutic solutions will allow us to position ourselves as the clear leader in the emerging field of cell therapy transplant medicine.”

Lineage has the following plans and objectives for the second half of 2020:

-	Meet with Biomedical Advanced Research and Development Authority (BARDA) in August to discuss our proposal for non-dilutive support for a coronavirus vaccine candidate.

-	Report initial VAC2 clinical data from patients treated in the ongoing Phase 1 trial in NSCLC (non-small cell lung cancer) run by Cancer Research UK.

-	Complete patient enrollment in the U.S. with the Gyroscope Orbit SDS and new thaw-and-inject formulation in the ongoing Phase 1/2a clinical trial of OpRegen for the treatment of dry AMD.

-	Present new and accumulated OpRegen data from the ongoing Phase 1/2a clinical trial at the American Academy of Ophthalmology (AAO) Annual 2020 Meeting the second week of November.

-	Meet with the U.S. Food and Drug Administration (FDA) to discuss further development of the OPC1 program.

Balance Sheet and Cash Flow Highlights

Cash, cash equivalents, and marketable securities totaled $20.3 million as of June 30, 2020. Marketable securities include our remaining ownership of unrestricted securities in OncoCyte Corporation (OncoCyte), AgeX Therapeutics, Inc. (AgeX) and Hadasit Bio-Holdings Ltd (Hadasit).

We have continued to fund our operations primarily by selling a portion of our marketable securities. In the six months ended June 30, 2020, we sold approximately 4.8 million shares of OncoCyte common stock for net proceeds of $10.9 million. We continue to hold approximately 3.6 million shares of OncoCyte stock that are valued at $6.8 million as of August 4, 2020, based on the closing price of its common stock on that date. All of our marketable securities are now in companies in which we hold less than 10% of the outstanding shares.

In conjunction with the sale of AgeX shares to Juvenescence Limited (Juvenescence) in 2018, we also hold a $21.6 million promissory note bearing 7% annual interest that matures later this month, on August 30, 2020. As of June 30, 2020, the outstanding principal and accrued interest on the note was $24.4 million. If, prior to August 30, 2020, Juvenescence completes an initial public offering resulting in gross proceeds of at least $50.0 million, the promissory note automatically converts into the Juvenescence securities.

Net cash used in operating activities for the six months ended June 30, 2020 was approximately $9.3 million, a decrease of $9.7 million as compared to $19.0 million in the same period of 2019. Additionally, net cash used in the three months ended June 30, 2020 of $4.3 million is $0.7 million lower than net cash used in the three months ended March 31, 2020 of $5.0 million.

Second Quarter Operating Results

Revenues: Lineage’s revenue is generated primarily from research grants, royalties and licensing fees. Total revenues for the three months ended June 30, 2020 were $0.4 million, a decrease of $0.4 million as compared to $0.8 million for the same period in 2019. The decrease was primarily related to a $0.2 million decrease in grant revenue due to the timing of grant related activities for OpRegen and other ophthalmic applications and a $0.1 million decrease in the sale of research products and services due to the cessation of such sales.

Operating Expenses: Operating expenses are comprised of research and development (R&D) expenses and general and administrative (G&A) expenses. Total operating expenses for the three months ended June 30, 2020 were approximately $6.7 million, a decrease of $4.8 million as compared to $11.5 million for the same period in 2019.

R&D Expenses: R&D expenses for the three months ended June 30, 2020 were $2.8 million, an approximate decrease of $2.4 million as compared to $5.2 million for the same period in 2019. The overall decrease was primarily related to decreases of $1.7 million in OpRegen and other ophthalmic application expenses, attributable primarily to a decrease in manufacturing activities in 2020 as compared to 2019, and $0.7 million in OPC1 expenses, primarily related to a decrease in development activities in 2020 as compared to 2019 when technology transfer was a focus to support OPC1 coming in-house with the acquisition of Asterias.

G&A Expenses: G&A expenses for the three months ended June 30, 2020 were $3.9 million, a decrease of $2.4 million as compared to approximately $6.3 million for the same period in 2019. The decrease was primarily attributable to a $1.6 million reduction in expenses related to our merger with Asterias Biotherapeutics, Inc. (Asterias), a $0.2 million reduction in compensation expenses, a $0.2 million reduction in investor and public relations expenses, a $0.2 million reduction in accounting expenses, a $0.1 million reduction in travel expenses, a $0.1 million reduction in rent expenses and a $0.1 million reduction in consulting expenses, offset by a $0.2 million increase related to the cessation of shared services reimbursements.

Loss from Operations: Loss from operations for the three months ended June 30, 2020 was $6.4 million, a decrease of $4.4 million as compared to $10.8 million for the same period in 2019.

Other (Expense) Income, Net: Other income/(expenses), net for the three months ended June 30, 2020 reflected other expense, net of ($0.1) million, compared to other expense, net of ($20.5) million for the same period in 2019. The variance was primarily related to changes in the value of equity method investments and marketable equity securities for the applicable periods, as well as foreign currency translation adjustments related to Lineage’s international subsidiaries. The value of Lineage’s OncoCyte shares decreased by $21.4 million in the three months ended June 30, 2019, which contributed greatly to the overall balance in other expense, net for that period.

Net loss attributable to Lineage: The net loss attributable to Lineage for the three months ended June 30, 2020 was $6.5 million, or $0.04 per share (basic and diluted), compared to a net loss attributable to Lineage of $30.0 million, or $0.20 per share (basic and diluted), for the same period in 2019.

Conference Call and Webcast

Lineage will host a conference call and webcast today, at 2:30 pm PT/5:30 pm ET to discuss its second quarter 2020 financial results and to provide a business update. Interested parties may access the conference call by dialing (866) 888-8633 from the U.S. and Canada and (636) 812-6629 from elsewhere outside the U.S. and Canada and should request the “Lineage Cell Therapeutics Call”. A live webcast of the conference call will be available online in the Investors section of Lineage’s website. A replay of the webcast will be available on Lineage’s website for 30 days and a telephone replay will be available through August 14, 2020, by dialing (855) 859-2056 from the U.S. and Canada and (404) 537-3406 from elsewhere outside the U.S. and Canada and entering conference ID number 6649516.

About Lineage Cell Therapeutics, Inc.

Lineage Cell Therapeutics is a clinical-stage biotechnology company developing novel cell therapies for unmet medical needs. Lineage’s programs are based on its robust proprietary cell-based therapy platform and associated in-house development and manufacturing capabilities. With this platform Lineage develops and manufactures specialized, terminally differentiated human cells from its pluripotent and progenitor cell starting materials. These differentiated cells are developed to either replace or support cells that are dysfunctional or absent due to degenerative disease or traumatic injury or administered as a means of helping the body mount an effective immune response to cancer. Lineage’s clinical programs are in markets with billion dollar opportunities and include three allogeneic (“off-the-shelf”) product candidates: (i) OpRegen®, a retinal pigment epithelium transplant therapy in Phase 1/2a development for the treatment of dry age-related macular degeneration, a leading cause of blindness in the developed world; (ii) OPC1, an oligodendrocyte progenitor cell therapy in Phase 1/2a development for the treatment of acute spinal cord injuries; and (iii) VAC, an allogeneic dendritic cell therapy platform for immuno-oncology and infectious disease, currently in clinical development for the treatment of non-small cell lung cancer and in preclinical development for additional cancers and as a vaccine against infectious diseases, including SARS-CoV-2, the virus which causes COVID-19. For more information, please visit www.lineagecell.com or follow the Company on Twitter @LineageCell.

Forward-Looking Statements

Lineage cautions you that all statements, other than statements of historical facts, contained in this press release, are forward-looking statements. Forward-looking statements, in some cases, can be identified by terms such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would,” “contemplate,” project,” “target,” “tend to,” or the negative version of these words and similar expressions. Such statements include, but are not limited to, statements relating to Lineage’s manufacturing plans, financing plans, enrollment activities, data presentations, clinical trial advancement, proposed expansion of the VAC platform in immune-oncology and infectious diseases, expected net operational spend, planned meetings with the FDA and partnership evaluations. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Lineage’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements in this press release, including risks and uncertainties inherent in Lineage’s business and other risks in Lineage’s filings with the Securities and Exchange Commission (the SEC). Lineage’s forward-looking statements are based upon its current expectations and involve assumptions that may never materialize or may prove to be incorrect. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. Further information regarding these and other risks is included under the heading “Risk Factors” in Lineage’s periodic reports with the SEC, including Lineage’s Annual Report on Form 10-K filed with the SEC on March 12, 2020 and its other reports, which are available from the SEC’s website. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Lineage undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Lineage Cell Therapeutics, Inc. IR

Ioana C. Hone

(ir@lineagecell.com)

(442) 287-8963

Solebury Trout IR

Gitanjali Jain Ogawa

(Gogawa@troutgroup.com)

(646) 378-2949

Tables to follow

LINEAGE CELL THERAPEUTICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	June 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$12,676	$9,497
Marketable equity securities	7,575	21,219
Promissory note from Juvenescence	24,372	23,616
Trade accounts and grants receivable, net	193	317
Receivables from affiliates, net	7	7
Prepaid expenses and other current assets	1,377	2,863
Total current assets	46,200	57,519

NONCURRENT ASSETS
Property and equipment, net	7,142	8,175
Deposits and other long-term assets	649	864
Goodwill	10,672	10,672
Intangible assets, net	47,417	48,248
TOTAL ASSETS	$112,080	$125,478

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$5,948	$5,226
Financing lease and right of use lease liabilities, current portion	1,241	1,223
Deferred revenues, current portion	297	45
Liability classified warrants, current portion	33	-
Total current liabilities	7,519	6,494

LONG-TERM LIABILITIES
Deferred tax liability	3,315	3,315
Deferred revenues, net of current portion	-	200
Right-of-use lease liability, net of current portion	3,276	3,868
Financing lease, net of current portion	62	77
Liability classified warrants, net of current portion	215	277
TOTAL LIABILITIES	14,387	14,231

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Preferred shares, no par value, authorized 2,000 shares; none issued and outstanding as of June 30, 2020 and December 31, 2019	-	-
Common shares, no par value, 250,000 shares authorized; 149,831 shares issued and outstanding as of June 30, 2020 and 149,804 shares issued and outstanding as of December 31, 2019	388,271	387,062
Accumulated other comprehensive loss	(486)	(681)
Accumulated deficit	(288,343)	(273,422)
Lineage Cell Therapeutics, Inc. shareholders’ equity	99,442	112,959
Noncontrolling deficit	(1,749)	(1,712)
Total shareholders’ equity	97,693	111,247
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$112,080	$125,478

LINEAGE CELL THERAPEUTICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
REVENUES:
Grant revenue	$287	$529	$635	$1,278
Royalties from product sales and license fees	99	140	265	226
Sale of research products and services	-	110	-	203
Total revenues	386	779	900	1,707

Cost of sales	(75)	(107)	(169)	(175)

Gross profit	311	672	731	1,532

OPERATING EXPENSES:
Research and development	2,805	5,235	6,144	10,196
General and administrative	3,908	6,258	8,427	14,918
Total operating expenses	6,713	11,493	14,571	25,114
Loss from operations	(6,402)	(10,821)	(13,840)	(23,582)
OTHER INCOME/(EXPENSES):
Interest income, net	380	437	785	879
Gain on sale of marketable securities	2,470	-	3,728	-
Unrealized (loss) gain on marketable equity securities	(4,146)	(607)	(5,484)	1,324
(Loss)/gain on equity method investment in OncoCyte at fair value	-	(21,425)	-	16,288
Gain on equity method investment in Asterias at fair value	-	-	-	6,744
Unrealized (loss) gain on warrant liability	(6)	234	29	271
Other income (expense), net	1,174	882	(176)	1,688
Total other (expense) income, net	(128)	(20,479)	(1,118)	27,194
(LOSS)/INCOME BEFORE INCOME TAXES	(6,530)	(31,300)	(14,958)	3,612

Deferred income tax benefit	-	1,248	-	5,632

NET (LOSS)/INCOME	(6,530)	(30,052)	(14,958)	9,244

Net loss attributable to noncontrolling interest	8	20	37	34

NET (LOSS)/INCOME ATTRIBUTABLE TO LINEAGE CELL THERAPEUTICS, INC.	$(6,522)	$(30,032)	$(14,921)	$9,278

NET (LOSS)/INCOME PER COMMON SHARE:
BASIC	$(0.04)	$(0.20)	$(0.10)	$0.07
DILUTED	$(0.04)	$(0.20)	$(0.10)	$0.07

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC	149,821	149,582	149,814	141,270
DILUTED	149,821	149,582	149,814	141,270

LINEAGE CELL THERAPEUTICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Six Months Ended June 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income attributable to Lineage Cell Therapeutics, Inc.	$(14,921)	$9,278
Net loss allocable to noncontrolling interest	(37)	(34)
Adjustments to reconcile net (loss) income attributable to Lineage Cell Therapeutics, Inc. to net cash used in operating activities:
Unrealized gain on equity method investment in OncoCyte at fair value	-	(16,288)
Unrealized gain on equity method investment in Asterias at fair value	-	(6,744)
Gain on sale of marketable securities	(3,728)	-
Unrealized (gain) loss on marketable equity securities	5,484	(1,324)
Deferred income tax benefit	-	(5,632)
Depreciation expense, including amortization of leasehold improvements	423	513
Amortization of right-of-use asset	18	27
Amortization of intangible assets	831	992
Stock-based compensation	1,232	2,202
Change in unrealized loss on warrant liability	(29)	(271)
Write-off of security deposit	150	-
Foreign currency remeasurement and other (gain) loss	236	(1,461)
Changes in operating assets and liabilities:
Accounts and grants receivable, net	125	(863)
Accrued interest receivable	(756)	(756)
Receivables from OncoCyte and AgeX, net of payables	-	2,185
Prepaid expenses and other current assets	1,442	(1)
Accounts payable and accrued liabilities	214	(804)
Deferred revenue and other liabilities	51	-
Net cash used in operating activities	(9,265)	(18,981)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from the sale of OncoCyte common shares	10,941	-
Proceeds from the sale of AgeX common shares	985	-
Cash and cash equivalents acquired in the Asterias Merger	-	3,117
Purchase of equipment and other assets	(16)	(364)
Security deposit paid and other	48	(1)
Net cash provided by investing activities	11,958	2,752

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares received and retired for employee taxes paid	(13)	(77)
Reimbursement from landlord on tenant improvements	-	744
Repayment of financing lease liabilities	(17)	(14)
Proceeds from Paycheck Protection Program (“PPP”) Loan	523	-
Proceeds from sale of subsidiary warrants	-	(40)
Repayment of principal portion of promissory notes	-	(70)
Net cash provided by financing activities	493	543
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(38)	83
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	3,148	(15,603)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
At beginning of the period	10,096	24,399
At end of the period	$13,244	$8,796

Page 7